D & R Technology Inc.
7669 Kimbel Street
Mississauga, ON
L5S 1A7 CANADA

INVOICE

DATE	INVOICE #
02/04/2012	IN-40863

PAID 14/05/2012

INVOICE TO	SHIP TO
Toyota Boshoku 1360 Dolwick Drive Suite 125 Erlanger, KY 41018	Toyota Boshoku Canada Ltd. Woodstock 230 Universal Road Woodstock, ON N4S 7W3 Can

S.O.#	P.O. #	TERMS	DUE DATE	SHIP VIA	PHONE #	FAX #
SO-40731	199087	Tooling	02/04/2012	N/A	859-817-4000	859-525-1268

Item	Description	Ordered	Prev. Inv.	Rate	Amount
	Proposal: 0112-002 Toyota 420A Tubes, Tooling Change form Dieset with Development				
TOOLING	Additional Form Dieset	1	0	18,260.00	18,260.00
	HST (ON) on sales			13.00%	2,373.80

Thank you for your business.

TOTAL	USD 20,633.80
BALANCE DUE	USD 0.00

PHONE #	FAX #
(905) 672-7669	(905) 672-5659